Exhibit 99.1

3PEA International Elects Joan M. Herman to the Board of Directors

HENDERSON, Nev., November 15, 2018 – 3PEA International, Inc. (NASDAQ:TPNL), a vertically integrated provider of innovative prepaid card programs and processing services for corporate, consumer and government applications, has announced that on November 9th 2018, at a meeting of the Board of Directors of 3PEA International, Inc. (the “Board”) Anthony E. DePrima resigned as a member of the Board effective immediately, citing his retirement from 3PEA International, Inc. (the “Company”) and the Board elected Joan M. Herman as an executive member of the Board whose term expires at the annual meeting of stockholders in 2019.

“Along with the rest of the Board, I am confident that Joan is the perfect choice to succeed Anthony as a member of our Board.” said Mark Newcomer, Chief Executive Officer, 3PEA International, Inc. “Her extensive experience in the payments and financial services industries and her strategic vision will add valuable insight to the Board. We would like to thank Anthony for his service to the Company over the past nine years and wish him all the best in his retirement.”

Ms. Herman also serves as the Company’s Chief Operating Officer since September 2017. She is responsible for executing and implementing the daily operations of the organization. Ms. Herman began her career in payments almost 30 years ago holding various management positions in operations, product development and sales and marketing on both the issuing and acquiring sides of the card business. Prior to joining the Company, Ms. Herman was at Sunrise Banks from 2012 to 2017, where she served as Senior Vice President, Payments Division, and presided over the Bank’s payments line of business, including prepaid and national ACH. She also worked at UMB Bank in Kansas City MO, Boatmen’s Bank (now Bank of America), Heartland Bank and served as a Director at Heartland Payment Systems from 1997 to 2006. Ms. Herman is a member of the Board of Directors of the National Branded Prepaid Card Association (NBPCA) and serves as its Treasurer. Ms. Herman earned her B.A. and M.A. in business and marketing from Webster University, St. Louis MO.

About 3PEA International

3PEA International (NASDAQ:TPNL) is an experienced and trusted prepaid debit card payment solutions provider as well as an integrated payment processor that has millions of prepaid debit cards in its portfolio. Through its PaySign brand, 3PEA designs and develops payment solutions, prepaid card programs, and customized payment services. 3PEA’s corporate incentive prepaid cards are changing the way corporations reward, motivate, and engage their current and potential customers, employees, and agents. 3PEA’s customizable prepaid solutions offer significant cost savings while improving brand recognition and customer loyalty. 3PEA’s customers include healthcare companies, major pharmaceutical companies, large multinationals, prestigious universities, and social media companies. PaySign is a registered trademark of 3PEA Technologies, Inc. in the United States and other countries. For more information visit us at www.3pea.com or follow us on LinkedIn, Twitter and Facebook.

Forward- Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There is no assurance that such statements will prove to be accurate, and actual results and future events could differ materially. 3PEA undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contacts

3PEA International, Inc.

Brian Polan, 1-702-749-7234

Chief Financial Officer

bpolan@3pea.com

www.3pea.com

or

S&C Public Relations, Inc.

Suzanne Dawson, 1-646-941-9140

sdawson@scprgroup.com

Source: 3PEA International, Inc.